                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                            TYCO INTERNATIONAL LTD.
                (Name of Registrant as Specified In Its Charter)

                                      [ ]
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

[TYCO LOGO]

                                                               February 20, 1998

Dear Shareholder,

     I am pleased to invite you to attend our 1998 Annual General Meeting of Shareholders, which will be held at 9:30 a.m., Bermuda time, on March 27, 1998, at A.S.&K. Services Ltd., Cedar House, 41 Cedar Avenue, Hamilton HM 12, Bermuda.

     As discussed in the accompanying proxy statement, you will be asked at the Annual General Meeting to re-elect the Board of Directors and approve their remuneration, to re-appoint the Company's auditors and authorize the Board of Directors to fix their remuneration, to approve an increase of the Company's authorized share capital by the creation of an additional 750,000,000 common shares, to approve the conversion of 3,750,000 of the Company's unissued preference shares into common shares and to consider a shareholder proposal.

     As I wrote to you on December 15, 1997, we will actually be holding two annual general meetings on March 27. In order to comply with the requirements of Bermudian law, at 9:00 a.m., we will first be holding the 1997 annual general meeting that was adjourned from December 30, 1997. Immediately following, we will be holding the 1998 annual general meeting, at which we will consider the matters that I mentioned above. The accompanying notices of meeting enumerate the matters to be brought before each of the two meetings and the accompanying proxy statement discusses these matters in detail.

     Whether or not you are able to attend, it is important that your shares be represented at the meeting. Accordingly, please sign, date and return the enclosed proxy at your earliest convenience.

     Thank you for your cooperation.

                                          Yours sincerely,


                                          [SIGNATURE]

                                          L. Dennis Kozlowski
                                          Chairman and Chief Executive Officer






        the gibbons building, 10 queen street, hamilton, hm 11, bermuda incorporated in bermuda with limited liability

        NOTICE OF ADJOURNED 1997 ANNUAL GENERAL MEETING OF SHAREHOLDERS

                            TYCO INTERNATIONAL LTD.
                (Incorporated in Bermuda with limited liability)

     Notice is hereby given that the adjourned 1997 Annual General Meeting of Tyco International Ltd. (the "Company") will be held on March 27, 1998 at 9:00 a.m., local time, at A.S.&K. Services Ltd., Cedar House, 41 Cedar Avenue, Hamilton HM 12, Bermuda for the following purposes:

          1. to re-elect the Board of Directors of the Company;

          2. to re-appoint Coopers & Lybrand as the independent auditors of the Company and to authorize the directors to fix the auditors' remuneration; and

          3. to receive the Company's audited consolidated financial statements for the year ended
     December 31, 1996.

     The 1997 Annual General Meeting was originally convened for December 30, 1997 but was adjourned without consideration of any of the above business. All holders of record of the Company's common shares at the close of business on January 28, 1998, which has been fixed as the record date for notice of the Meeting, are entitled to notice of the Meeting. All holders of record of the Company's common shares on the date of the Meeting will be entitled to attend, and to vote at, the Meeting.

     Shareholders are cordially invited to attend the Meeting in person. Whether or not you plan to attend the Meeting, please sign, date and return the enclosed proxy to ensure that your shares are represented at the Meeting. Shareholders who attend the Meeting may vote their shares personally, even though they have sent in proxies.

By Order of the Board of Directors,

John D. Campbell
Secretary

February 20, 1998

     IMPORTANT: PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE. THE PROXY IS REVOCABLE AND IT WILL NOT BE USED IF YOU GIVE WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF THE COMPANY PRIOR TO THE VOTE TO BE TAKEN AT THE MEETING, IF YOU LODGE A LATER-DATED PROXY OR IF YOU ATTEND AND VOTE AT THE MEETING.

             NOTICE OF 1998 ANNUAL GENERAL MEETING OF SHAREHOLDERS

                            TYCO INTERNATIONAL LTD.
                (Incorporated in Bermuda with limited liability)

     Notice is hereby given that the Annual General Meeting (the "Meeting") of Tyco International Ltd. (the "Company") for 1998 will be held on March 27, 1998 at 9:30 a.m., local time (or so soon thereafter as the adjourned annual general meeting for 1997 is concluded) at A.S.&K. Services Ltd., Cedar House, 41 Cedar Avenue, Hamilton HM 12, Bermuda, for the following purposes:

        1. to re-elect the Board of Directors of the Company and to approve remuneration for services as director in an amount not to exceed US$100,000 per annum;

          2. to re-appoint Coopers & Lybrand as the independent auditors of the Company and to authorize the directors to fix the auditors' remuneration;

          3. to convert and sub-divide all of the Third Preference Shares, Fourth Preference Shares and Fifth Preference Shares (as defined in the Company's Bye-Laws) into 3,750,000 new common shares of US$0.20 each; to increase the authorized capital of the Company by the creation of an additional 750,000,000 common shares of US$0.20 each; and to approve consequential changes to the Bye-Laws of the Company;

          4. to consider a shareholder proposal concerning the composition of the Board of Directors of the Company; and

          5. to receive the Company's audited consolidated financial statements for the period of nine months ended September 30, 1997.

     All holders of record of the Company's common shares at the close of business on January 28, 1998, which has been fixed as the record date for notice of the Meeting, are entitled to notice of the Meeting. All holders of record of the Company's common shares on the date of the Meeting will be entitled to attend, and to vote at, the Meeting.

     The Company's 1997 Annual Report, which includes the audited consolidated financial statements of the Company for the period of nine months ended September 30, 1997, is being mailed to shareholders along with the attached proxy statement.

     Shareholders are cordially invited to attend the Meeting in person. Whether or not you plan to attend the Meeting, please sign, date and return the enclosed proxy to ensure that your shares are represented at the Meeting. Shareholders who attend the Meeting may vote their shares personally, even though they have sent in proxies.

By Order of the Board of Directors,

John D. Campbell
Secretary

February 20, 1998

     IMPORTANT: PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE. THE PROXY IS REVOCABLE AND IT WILL NOT BE USED IF YOU GIVE WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF THE COMPANY C/O A.S.&K. SERVICES LTD., CEDAR HOUSE, 41 CEDAR AVENUE, HAMILTON HM 12, BERMUDA PRIOR TO THE VOTE TO BE TAKEN AT THE MEETING, IF YOU LODGE A LATER-DATED PROXY OR IF YOU ATTEND AND VOTE AT THE MEETING.

ADJOURNED 1997 ANNUAL GENERAL MEETING AND
1998 ANNUAL GENERAL MEETING
MARCH 27, 1998

                                  INTRODUCTION

  Solicitation of Proxies

     This proxy statement and accompanying form of proxy are furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Tyco International Ltd. (the "Company") in connection with the Adjourned 1997 Annual General Meeting of the Company and the 1998 Annual General Meeting of the Company, both to be held on March 27, 1998, and any adjournment thereof. (References to the "Meeting" are to either or both the Adjourned 1997 Annual General Meeting and the 1998 Annual General Meeting, as the context requires.) This proxy statement and the accompanying form of proxy are being mailed to shareholders of the Company on or about February 20, 1998.

  Costs of Solicitation

     The cost of solicitation of proxies will be paid by the Company. In addition to the use of the mails, certain directors, officers or employees of the Company may solicit proxies by telephone or personal contact. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of common shares.

  Registered and Principal Executive Offices

     The registered and principal executive offices of the Company are located at The Gibbons Building, 10 Queen Street, Hamilton, HM 11, Bermuda. The telephone number there is 441-292-8674. The executive offices of the Company's principal United States subsidiary, Tyco International (US) Inc., are located at One Tyco Park, Exeter, New Hampshire 03833. The telephone number there is 603-778-9700.

  Outstanding Voting Shares

     Notice of the Meeting has been sent to all holders of record of common shares at the close of business on January 28, 1998, which has been fixed as the record date for notice of the Meeting. All holders of record of common shares on the date of the Meeting will be entitled to attend and vote at the Meeting. As of the record date for notice of the Meeting, there were outstanding and entitled to vote 548,736,745 common shares, including 100,000 common shares owned by a subsidiary of the Company. All holders of record of the Company's common shares on the date of the Meeting are entitled to vote at the Meeting and, on a poll, each common share is entitled to one vote on each proposal. Not less than two holders of common shares present in person or by proxy shall form a quorum for the transaction of business.

     Common shares will vote together as a single class with respect to the re-election of directors and approval of their remuneration, the re-appointment of independent auditors of the Company and authorization for the Board of Directors to fix the auditors' remuneration, the increase in authorized common share capital and conversion of preference shares into common shares and a shareholder proposal concerning the composition of the Board of Directors of the Company.

     The affirmative vote of a majority of common shares represented and voting at the Meeting is required for the re-election of directors and the approval of the other proposals. Pursuant to Bermudian law, shares represented at the Meeting whose votes are withheld on any matter, which are represented by "broker non-votes" (as discussed below) or which abstain from voting on any matter are not included in the determination of the shares voting on such matter but are counted for quorum purposes.

     Shares represented by "broker non-votes" (shares held by brokers or nominees which are represented at the Meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be counted for the purposes of determining whether there is a quorum but will be considered to be voted only as to those matters actually voted on. In accordance with New York Stock Exchange rules, brokers and nominees are precluded from exercising their voting discretion with respect to the approval and adoption of non-routine matters.

  Voting Your Proxy

     Shares represented by properly executed proxies will be voted as directed therein on any poll that may be called for. In the event of a poll being called for and in the absence of direction from a shareholder, proxies held by the chairman of the Meeting will be voted FOR the re-election of eleven (11) directors and approval of their remuneration, FOR the re-appointment of the independent auditors of the Company and authorization for the Board of Directors to fix the auditors' remuneration, FOR the increase in authorized common share capital and conversion of preference shares into common shares and AGAINST the shareholder proposal.

     You may revoke your proxy by giving written notice of revocation to the Secretary of the Company at the registered office at any time before it is voted, by submitting a later-dated proxy or by attending the Meeting and voting your shares in person.

     A proxy has been enclosed with this document.

     Shareholders should complete and return the proxy as soon as possible. In order to be valid, the proxy must be completed in accordance with the instructions on it and received at any one of the addresses set forth below by the times and dates specified:

In Bermuda:

by 8:30 a.m. (Bermuda Time) on March 27, 1998 by hand or mail at:

A.S. & K. Services Ltd.
Cedar House
41 Cedar Avenue
P.O. Box, HM 1179
Hamilton, HM 12
Bermuda

In the United Kingdom:

by 5:00 p.m. (Greenwich Mean Time) on March 26, 1998 by hand or mail at:

Tyco International Ltd.
c/o Airsystems Couriers Ltd.
Unit 5A, Ascot Road
Bedfont Feltham
Middlesex TW14 8Q11
United Kingdom

In Australia

by 5:00 p.m. (local time) on March 26, 1998 by mail at:

Tyco International Ltd.
P.O. Box 5608
Chatswood NSW 2057
Australia

In the United States:

by 5:00 p.m. (Eastern Daylight Time) on March 26, 1998 by mail at:

Tyco International Ltd.
Midtown Station
P.O. Box 946
New York, NY 10138-0746
United States of America

For shareholder questions, please call 1-800-685-4509, if calling from within the United States, or 201-329-8660, if calling from outside the United States.

THE ADJOURNED 1997 ANNUAL GENERAL MEETING

  Reason for the Adjourned 1997 Annual General Meeting

     The Adjourned 1997 Annual General Meeting will be held at 9:00 a.m., local time, on March 27, 1998.

     Under the Company's Bye-Laws and Bermudian law, the Company is required to hold an annual general meeting each year at which certain business must be conducted. This business includes the election of directors, appointment of the Company's auditors and presentation of audited financial statements for the preceding fiscal year. The Company did not hold an annual general meeting in 1997 at which any such actions were taken, although the Company did hold a special general meeting on July 2, 1997 at which, following the removal of all but three of the Company's then current directors, an additional eight directors were elected.

     In order to formally comply with the requirements of the Bye-Laws and Bermudian law with respect to an annual general meeting for 1997, the Company noticed such a meeting for December 30, 1997. As indicated in the letter to shareholders that accompanied the notice, no action was proposed to be taken or was taken on December 30, 1997, other than to adjourn the 1997 Annual General Meeting to a time immediately preceding the 1998 Annual General Meeting.

 Matters to be Considered by Shareholders at the Adjourned 1997 Annual General Meeting

     At the Adjourned 1997 Annual General Meeting, shareholders will be asked to elect directors to serve for the nominal period of time until the election of directors at the 1998 Annual General Meeting to immediately follow. The nominees for election are the same as the nominees for election at the 1998 Annual General Meeting, who, technically will retire and stand for re-election at the later meeting. Unless a shareholder indicates otherwise on the proxy card, a vote FOR the election of directors will constitute a vote for the election of such directors at both the Adjourned 1997 Annual General Meeting and at the 1998 Annual General Meeting.

     Shareholders at the Adjourned 1997 Annual General Meeting will also be asked to re-appoint the independent auditors of the Company and to authorize the directors to fix their remuneration for the nominal period of time until appointment of the independent auditors of the Company at the 1998 Annual General Meeting to immediately follow. Unless a shareholder indicates otherwise on the proxy, a vote FOR the appointment of the Company's independent auditors will constitute a vote for the appointment of such auditors at both the Adjourned 1997 Annual General Meeting and at the 1998 Annual General Meeting.

  Presentation of Financial Statements

     Under the Company's Bye-Laws and Bermudian law, audited financial statements must be presented to shareholders at an annual general meeting. In fulfillment of this requirement, historic audited financial statements in respect of the year ended December 31, 1996 will be presented at the Adjourned 1997 Annual General Meeting. Copies of these financial statements were sent to shareholders of the Company in April 1997. Copies are also available on request from the Secretary, Tyco International Ltd., The Gibbons Building, 10 Queen Street, Suite 301, Hamilton, HM 11, Bermuda (telephone: 441-292-8674).

     The historic 1996 audited financial statements present information with respect to ADT Limited ("ADT"; renamed "Tyco International Ltd.") only and do not reflect the business combination between ADT and Tyco International Ltd. ("Former Tyco") on July 2, 1997, or certain stock splits and other transactions that occurred in connection with or since the consummation of such business combination. The Company's 1997 Annual Report, which accompanies this proxy statement, includes the Company's audited financial information for the year ended December 31, 1996 on a pooled basis, as if ADT and Former Tyco were combined for that period. The Company's audited financial statements for the nine month transition period ended September 30, 1997, which are contained in the 1997 Annual Report and which also reflect the combination of ADT and Former Tyco, will be presented at the 1998 Annual General Meeting.

THE 1998 ANNUAL GENERAL MEETING

     The remainder of this proxy statement discusses the matters to be presented at the 1998 Annual General Meeting. The 1998 Annual General Meeting will be held at 9:30 a.m., local time (or as soon thereafter as the Adjourned 1997 Annual General Meeting is concluded) on March 27, 1998.

                  PROPOSAL NUMBER ONE -- ELECTION OF DIRECTORS

  Nominees for Directors

     The election of directors will take place at the Meeting. Each of the directors elected will serve until the 1999 Annual General Meeting. All nominees are presently members of the Board of Directors. The management of the Company is not aware of any reason why any of the nominees for director will not be able to serve.

     Approval of the nominees for election to the Board of Directors will require the affirmative vote of a majority of the votes cast by holders of common shares represented at the Meeting in person or by proxy.

     Information regarding the nominees, including their principal occupations during the past five years, is set forth below.

                                                                                                 % OF
                                                                                              OUTSTANDING
                     NAME, PRINCIPAL                                           NUMBER OF        COMMON
                     OCCUPATION AND                                             COMMON          SHARES
                      POSITION WITH                              DIRECTOR    SHARES OWNED        OWNED
                       THE COMPANY                         AGE    SINCE     BENEFICIALLY(1)   BENEFICIALLY
---------------------------------------------------------  ---   --------   ---------------   -----------
L. Dennis Kozlowski......................................  51      1997        1,364,916(2)       (5)
  Chairman of the Board, President and Chief Executive
  Officer of the Company (July 1997-present), Chairman of
  the Board, Former Tyco (January 1993-present); Chief
  Executive Officer, Former Tyco (July 1992-present);
  President, Former Tyco (December 1989-present);
  President, Grinnell Corporation (January 1984-present);
  Director, Applied Power Inc. (control products) (July
  1994-present); Director, Raytheon Company (electronic
  systems and equipment) (June 1995-present); Director,
  RJR Nabisco Holdings Corp. (consumer products) (June
  1996-present)
Michael A. Ashcroft......................................  51      1984        8,739,114(3)       1.6%
  Chairman of the Board and Chief Executive Officer of
  ADT (1984-July 1997); Chairman of the Board and Chief
  Executive Officer, Hawley Group PLC (predecessor to
  ADT) (1977-1984); Chairman, BHI Corporation (services
  company) (1987-present)
Joshua M. Berman.........................................  59      1997           72,000(4)       (5)
  Counsel to Kramer, Levin, Naftalis, & Frankel
  (counselors at law) (1985-present); Director, Former
  Tyco (1967-November 1997); Vice President of the
  Company (July 1997-present)
Richard S. Bodman*+......................................  59      1997           26,925          (5)
  Managing General Partner, AT&T Ventures LLC (venture
  capital) (May 1996-present); Senior Vice President,
  Corporate Strategy and Development, AT&T Corporation
  (communications) (August 1990-May 1996); Director, Reed
  Elsevier, plc (publishing) (June 1996-present);
  Director, Lin Television (broadcasting) (May
  1996-present); Director, National Housing Partnerships
  Inc. (real estate) (August 1995-present); Director,
  Former Tyco (1992-November 1997)

                                                                                                 % OF
                                                                                              OUTSTANDING
                     NAME, PRINCIPAL                                           NUMBER OF        COMMON
                     OCCUPATION AND                                             COMMON          SHARES
                      POSITION WITH                              DIRECTOR    SHARES OWNED        OWNED
                       THE COMPANY                         AGE    SINCE     BENEFICIALLY(1)   BENEFICIALLY
---------------------------------------------------------  ---   --------   ---------------   -----------
John F. Fort, III*+......................................  56      1997          159,795          (5)
  Chairman of the Board, Former Tyco (1982-December
  1992); Chief Executive Officer, Former Tyco (1982-June
  1992); Director, Dover Corporation (diversified
  manufacturer) (November 1989-present); Director, Roper
  Industries (diversified products) (December
  1995-present); Director, Former Tyco (1982-November
  1997)
Stephen W. Foss**........................................  55      1997           59,160          (5)
  Chairman, President and Chief Executive Officer, Foss
  Manufacturing Company, Inc. (manufacturer of synthetic
  fibers and non-woven fabrics) (1969-present); Director,
  Ameron International (diversified manufacturer) (1994-
  present); Director, Former Tyco (1983-November 1997)
Richard A. Gilleland*....................................  53      1997            6,701          (5)
  Chairman, President and Chief Executive Officer,
  Physician's Resource Group, Inc. (physician practice
  management services) (December 1997-present); President
  and Chief Executive Officer, AMSCO International, Inc.
  (infection control products) (July 1995-July 1996);
  Senior Vice President, Former Tyco (October 1994-July
  1995); Chairman, President and Chief Executive Officer,
  The Kendall Company (July 1990-July 1995); Director,
  DePuy International (medical products) (July
  1996-present); Director, Remington Arms Company, Inc.
  (firearms and ammunition) (March 1994-present);
  Director, Former Tyco (1994-November 1997)
Philip M. Hampton**+++...................................  65      1997           50,000          (5)
  Co-Managing Director, R. H. Arnold & Co. (investment
  bank) (April 1997-present); Chairman of the Board,
  Metzler Corporation (investment bank) (October
  1989-March 1997); Director & Vice Chairman, Bankers
  Trust New York Corporation (banking) (1986-1989);
  Director, Former Tyco (1985-November 1997)
James S. Pasman, Jr.*....................................  67      1992            1,924          (5)
  President and Chief Operating Officer, National
  Intergroup, Inc. (industrial holding company)
  (1989-1991); Chairman and Chief Executive Officer
  Kaiser Aluminum and Chemical Corp. (aluminum and
  chemicals) (1987-1989); Director, BEA Income Fund,
  Inc., BEA Strategic Income Fund, Inc., BT Insurance
  Funds Trust and Education Management Corp.
W. Peter Slusser**.......................................  68      1992            3,368          (5)
  President, Slusser Associates, Inc. (private investment
  firm) (1988-present); Managing Director and Head of
  Mergers and Acquisitions, PaineWebber Incorporated
  (1976-1988); Director, Ampex Corporation (high
  performance television and data storage recording
  systems) (1992-present); Director, Sparton Corporation
  (anti-submarine warfare products and electronics)
  (1997-present)
Frank E. Walsh, Jr.**....................................  56      1997          105,127          (5)
  Chairman, Sandyhill Foundation (charitable
  organization) (August 1996-present); Director, Former
  Tyco (1992-November 1997) Chairman Wesray Capital
  Corporation (private investment firm) (1989-1996)

---------------

 *  Member of Audit Committee

**  Member of Compensation Committee

 +  Member of Corporate Governance and Nominating Committee

 ++  Lead director

(1) The amounts shown are the number of common shares owned beneficially as of January 16, 1998, based on information furnished by the persons named. For purposes hereof, a person is deemed to be the beneficial owner of shares if such person, either alone or with others, has the power to vote or to dispose of such shares. There were 550,182,802 common shares of the Company outstanding as of January 16, 1998.

(2) The amount shown includes 300,000 shares that Mr. Kozlowski has the right to acquire within 60 days of January 16, 1998, through the exercise of stock options. The amount shown excludes 3,000,000 options awarded to Mr. Kozlowski under the Tyco International Ltd. Long Term Incentive Plan, which will become exercisable in three equal annual installments beginning in July 1998, and 655,200 shares held in a charitable remainder trust, as to which Mr. Kozlowski disclaims beneficial ownership.

(3) The amount shown consists of 3,128,626 shares that Mr. Ashcroft has the right to acquire within 60 days of January 16, 1998 through the exercise of stock options and 5,610,488 common shares held by or on behalf of the trustees of an irrevocable trust in which Mr. Ashcroft is beneficially interested.

(4) The amount shown is held in two charitable remainder trusts of which Mr. Berman is co-trustee and Mr. Berman and members of his immediate family are life beneficiaries. The law firm of Kramer, Levin, Naftalis & Frankel has performed and will perform legal services for the Company during the current fiscal year.

(5) Less than 1%.

     The Board of Directors held nine meetings during the nine month period ended September 30, 1997 ("Fiscal 1997"). Messrs. Ashcroft, Pasman and Slusser, who served as directors of the Company for all of Fiscal 1997, received during this period compensation of $16,250, $36,250 and $36,250, respectively, for their services as directors and for other services to the Company. (All references in this proxy statement to "$" are to US dollars.) Each of the other current directors, who served for only the last three months of Fiscal 1997, received during this period compensation of $16,250. The Bye-Laws of the Company provide for shareholder approval of payment for ordinary services as a non-employee director in an amount exceeding $25,000 per annum. Shareholders are being asked to approve remuneration for services as director in an amount not to exceed $100,000 per annum, until such time as a different limit is approved by shareholders. In this regard, directors are receiving in the 1998 fiscal year a total compensation package consisting of $65,000 in cash and, for all directors other than Mr. Kozlowski, stock options valued at $35,000 (utilizing the Black-Scholes option pricing model). Directors may make an irrevocable election each year to defer all or a portion of their annual cash fees into an account containing phantom shares of the Company. The account is credited with an amount equal to the dividends which would have been earned on the shares if owned. Participants will receive payments from their account in cash, in either a lump sum or annual installments, beginning five years after the original deferral or at the termination of serving on the Board of Directors of the Company, if earlier. In July 1997, all directors other than Mr. Kozlowski were granted options to purchase 3,500 common shares at an exercise price of $38.3125 per share. One quarter of such options was attributable to compensation in Fiscal 1997, and the balance is attributable to compensation in the 1998 fiscal year. In October 1997, all directors other than Mr. Kozlowski were granted options to purchase 876 common shares at an exercise price of $41.625, all of which options were granted in respect of compensation for the 1998 fiscal year. All such director options were granted under the Tyco International Ltd. Long Term Incentive Plan, have a term of ten years from date of grant and become exercisable one year from the date of grant. The exercise price of all such options equals the market price of the common shares on the date of grant.

     The Board has an Audit Committee which reviews the internal controls of the Company. It meets with appropriate Company financial personnel as well as the Company's independent auditors. The Audit Committee reviews the scope and results of the professional services provided by the Company's independent auditors and the fees charged for such services and makes such recommendations to the Board as it deems appropriate, including recommendations as to the appointment of independent auditors. The Audit Committee met two times in Fiscal 1997.

     The Board has a Compensation Committee which sets the compensation and benefits of executive officers and key managers of the Company. The Compensation Committee met three times in Fiscal 1997.

     The position of Lead Director, held by an outside director, is responsible for coordinating with the Chairman to establish the Board's agenda and the nomination of new directors and their committee assignments, coordinating the evaluation of the Chairman and all directors, and acting as the lead non-employee director.

     The Board has a Corporate Governance and Nominating Committee which is responsible for evaluating the Board's structure, personnel and processes and makes recommendations to the full Board regarding nominations of individuals for election to the Board of Directors. The Committee will consider nominations submitted by shareholders. To recommend a nominee, a shareholder should write to the Secretary of the Company at the Company's corporate headquarters in Hamilton, Bermuda. Any such recommendation must include the name and address of the candidate, a brief biographical description or statement of the qualifications of the candidate and the candidate's signed consent to being named as a nominee in the Company's proxy statement, if nominated, and to serve as a director if elected. Under the Company's Bye-Laws, generally no person is eligible for election to the office of director at any general meeting unless, not less than six and not more than twenty-eight calendar days before the day appointed for the meeting, there has been given to the Secretary notice in writing by a shareholder (not being the person to be proposed) entitled to attend and vote at the meeting and the signed consent of the nominee to serve as a director. Corporate Governance and Nominating Committee members communicated with one another informally, but did not hold a formal meeting in Fiscal 1997.

     Each director who served during Fiscal 1997 attended at least 75% of the meetings of the Board and all of the meetings of each committee on which he served.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES LISTED ABOVE AND TO APPROVE REMUNERATION FOR SERVICES AS A DIRECTOR IN AN AMOUNT NOT TO EXCEED $100,000 PER ANNUM.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF THE COMPANY

     The following table sets forth the beneficial ownership of common shares by
(i) those persons known by the Company to own beneficially more than 5% of the Company's outstanding common shares; (ii) each of the executive officers named under "Executive Compensation" below (other than Messrs. Kozlowski and Ashcroft); and (iii) all directors and executive officers of the Company as a group. See "Nominees for Directors" above for the beneficial ownership of common shares by Mr. Kozlowski, Mr. Ashcroft and other directors of the Company.

                                                             NUMBER OF
                                                           COMMON SHARES          % OF OUTSTANDING
                                                               OWNED               COMMON SHARES
                    BENEFICIAL OWNER                      BENEFICIALLY(1)        OWNED BENEFICIALLY
    -------------------------------------------------  ---------------------     ------------------
    FMR Corp.(2).....................................        78,190,334                 14.2%
      82 Devonshire Street
      Boston, Massachusetts 02109
    Equitable Companies, Inc.(3).....................        40,311,672                  7.3%
      1345 Avenue of the Americas
      New York, New York 10105
    Massachusetts Financial Services Co.(4)..........        35,015,576                  6.4%
      500 Boylston Street
      Boston, Massachusetts 02116
    Raymond A. Gross.................................             3,400                    *
    Michael J. Richardson(5).........................           532,192                    *
    Stephen J. Ruzika................................            13,958                    *
    Mark H. Swartz(6)................................           288,452                    *
    All directors and executive officers as a group
      (20 persons)...................................        12,153,511                  2.2%

---------------

  * Less than 1%

(1) The amounts shown are amounts owned beneficially as of January 16, 1998 (except for FMR, Equitable Companies and Massachusetts Financial Services, where the amount is as of September 30, 1997), based on information furnished by the persons named. For purposes hereof, a person is deemed to be the beneficial owner of shares if such person, either alone or with others, had the power to vote or to dispose of such shares. There were 550,182,802 common shares of the Company outstanding as of January 16, 1998.

(2) In a Form 13F, with information as of September 30, 1997, FMR Corp., the parent company of the Fidelity Investments organization, reported that it has sole dispositive power over 78,190,334 shares, and sole voting power over 2,241,372 shares.

(3) In a Form 13F, with information as of September 30, 1997, Equitable Companies, Inc. reported that it has sole dispositive power over 39,846,576 shares, sole voting power over 29,393,152 shares, and shared voting power over 465,096 shares, all of which shares are held for the benefit of its separate accounts.

(4) In a Form 13F, with information as of September 30, 1997, Massachusetts Financial Services Co. reported that it has sole dispositive power over 35,015,576 shares and sole voting power over 34,887,318 shares.

(5) Includes 216,598 shares that Mr. Richardson has the right to acquire within 60 days of January 16, 1998 through the exercise of stock options. The amount shown excludes 86,638 options awarded to Mr. Richardson under the ADT 1993 Long-Term Incentive Plan, which become exercisable over periods from May 1998 through 2001.

(6) Includes 100,000 shares that Mr. Swartz has the right to acquire within 60 days of January 16, 1998 through the exercise of stock options. The amount shown excludes 1,000,000 options awarded to Mr. Swartz under the Tyco International Ltd. Long Term Incentive Plan, which will become exercisable in three equal annual installments beginning in July 1998.

EXECUTIVE COMPENSATION

  Summary Compensation Table

     The table below presents the annual and long-term compensation for services in all capacities to the Company and its subsidiaries for those persons who served as the Chief Executive Officer during Fiscal 1997 and the other four most highly compensated executive officers of the Company (the "Named Officers").

                         SUMMARY COMPENSATION TABLE(1)

                                                 ANNUAL COMPENSATION              LONG-TERM COMPENSATION
                                           --------------------------------   -------------------------------
                                                                                   AWARDS          PAYOUTS
                                                                              ----------------   ------------
                                                                                   SHARES         LONG-TERM
                                           FISCAL                             UNDERLYING STOCK    INCENTIVE      ALL OTHER
       NAME AND PRINCIPAL POSITION          YEAR      SALARY       BONUS          OPTIONS        PLAN PAYOUTS   COMPENSATION
       ---------------------------         ------   ----------   ----------   ----------------   ------------   ------------
Michael A. Ashcroft(2)...................   1997    $  578,812   $        0               0       $             $19,750,000(2)
  Prior Chairman of the Board               1996     1,143,844    2,344,880       4,813,300                       1,330,380(3)
  and Chief Executive Officer of ADT        1995     1,089,378    2,233,219       1,443,990                       1,921,939(3)

Raymond A. Gross(4)......................   1997       204,275       75,992               0                         728,984(4)
  Senior Vice President of                  1996       183,353       82,500          96,266                               0
  ADT Security Services, Inc.

Michael J. Richardson(5).................   1997       253,053      242,219               0                           5,403(6)
  Chief Executive Officer                   1996       335,000      222,705          38,506                           6,461(6)
  of ADT Automotive, Inc.                   1995       314,000      145,245          48,132                           6,461(6)

Stephen J. Ruzika(7).....................   1997       579,217    3,225,000(8)            0                       5,166,516(9)
  Prior Vice President and Chief            1996       686,306    1,100,000(8)      200,552                          40,323(9)
  Financial Officer; President              1995       653,625      250,000(8)      481,330                          37,432(9)
  ADT Security Services, Inc.


L. Dennis Kozlowski(10)..................   1997     1,250,000    2,544,260       3,300,000        6,508,125        108,125(11)
  Chairman of the Board and Chief
  Executive Officer

Mark H. Swartz(12).......................   1997       559,500    1,272,130       1,100,000        2,169,375         31,994(13)
  Executive Vice President and Chief
  Financial Officer

---------------

 (1) On July 2, 1997, a wholly-owned subsidiary of ADT merged with Former Tyco. Upon consummation of the merger, ADT (the continuing public company) changed its name to Tyco International Ltd. Former Tyco became a wholly-owned subsidiary of the Company and changed its name to Tyco International (US) Inc. In conjunction with the merger on July 2, 1997, L. Dennis Kozlowski and Mark H. Swartz were named Chairman of the Board/Chief Executive Officer and Executive Vice President/Chief Financial Officer of the Company, respectively. The compensation data presented herein for Messrs. Kozlowski and Swartz reflect their annual salaries as of January 16, 1998 and other additional compensation and long-term incentives for the period from July 2, 1997 through the end of Fiscal 1997. Mr. Kozlowski and Mr. Swartz are also Chairman of the Board/Chief Executive Officer and Vice President/Chief Financial Officer of Former Tyco, respectively.

     In September 1997 the Company changed its fiscal year end from December 31 to September 30. The change in year end resulted in a short fiscal year covering the nine month transition period from January 1 to September 30, 1997. References to Fiscal 1997, 1996 and 1995 refer to the nine months ended September 30, 1997 and the calendar years ended December 31, 1996 and 1995, respectively.

 (2) Concurrent with the merger of ADT and Former Tyco, Mr. Ashcroft's services as Chairman of the ADT Board and Chief Executive Officer of ADT were terminated. At the time of his termination, Mr. Ashcroft was paid in full and final settlement of severance payments to which he was entitled under his employment agreement in respect of salary, bonus payment and pension payments and also in lieu of compensation to the end of 1997 as well as in satisfaction of certain other future commitments and benefits due him.

     The salary, bonus and all other compensation shown in 1995 represents Mr. Ashcroft's entitlement to those amounts. Mr. Ashcroft utilized $2,500,000 of the compensation due to him for 1995, being the whole of his bonus entitlement of $2,233,219 and $266,781 of his other compensation to subscribe for options, at a rate of $2.50 per option, for ADT common shares.

 (3) The other compensation due to Mr. Ashcroft in respect of 1996 and 1995 (a portion of which for 1995 is referred to in note (2)) represents the US dollar equivalent of L851,344 and L1,217,341, respectively, being an amount in lieu of providing Mr. Ashcroft with retirement and death benefits under a defined pension plan.

 (4) Mr. Gross joined ADT Security Services, Inc. in March 1996 and left the Company in October 1997. Other compensation of $728,984 represents amounts paid under a severance agreement with the Company in accordance with a "Severance Change in Control" event, as defined.

 (5) The salary amount shown for 1996 represents Mr. Richardson's entitlement to salary in the year. Prior to becoming entitled to receive certain salary, however, Mr. Richardson elected to receive options, at the rate of $2.50 per option, to subscribe for ADT common shares at an exercise price of $8.956 per share, in lieu of receiving $69,444 and $83,333 in salary in 1996 and 1995, respectively.

 (6) Includes $3,600, $4,500 and $4,500 contributed for 1997, 1996 and 1995, respectively, to a defined contribution 401(k) pension benefit plan and $1,803, $1,961 and $1,961 for 1997, 1996 and 1995, respectively, which is the aggregate incremental cost to the Company of providing Mr. Richardson with enhanced group term life insurance benefits.

 (7) Concurrent with the merger of ADT and Former Tyco, Mr. Ruzika's services as Vice President and Chief Financial Officer of the Company were terminated, but he retained his position of President, ADT Security Services, Inc. At the time of his termination as Chief Financial Officer, Mr. Ruzika was paid $2,000,000 in severance to which he was entitled under his employment agreement in respect of salary and bonus plan payments. In October 1997, Mr. Ruzika resigned from his position as President, ADT Security Services, Inc. and received a severance payment of $710,520. Such severance amounts are included in the All Other Compensation column. He is no longer employed by the Company.

     The salary amount shown for 1996 represents Mr. Ruzika's entitlement to salary in the year. Prior to becoming entitled to receive certain salary, however, Mr. Ruzika elected to receive options, at the rate of $2.50 per option, to subscribe for ADT common shares at an exercise price of $8.956 per share, in lieu of receiving $80,1316 and $104,167 in 1996 and 1995, respectively.

 (8) Mr. Ruzika earned these amounts under a bonus arrangement by which payments were related directly to the performance of the ADT common share price.

 (9) Includes $19,056, $37,639 and $35,777 contributed to Mr. Ruzika's retirement income plan in 1997, 1996 and 1995, respectively, and $2,013, $2,684 and $1,655 for 1997, 1996 and 1995, respectively, which is the estimated aggregate incremental cost to the Company of providing Mr. Ruzika with supplemental term life insurance. Also, in conjunction with his termination as Chief Financial Officer and resignation as President, ADT Security Services, Inc. (referred to in note 7 above), Mr. Ruzika was paid $698,246 under his retirement income plan, $643,318 under a pension plan and $1,112,419 under a supplemental pension plan.

(10) Included in the Bonus and Long-Term Incentive Plan Payouts for Mr. Kozlowski is $4,526,193 of compensation that has been deferred under the Tyco International Ltd. Deferred Compensation Plan. At September 30, 1997, Mr. Kozlowski had $11,866,675 outstanding under the Key Employee Loan Program of Former Tyco, the proceeds of which were used for payment of taxes due on the vesting of restricted shares of common stock of Former Tyco. The loans to Mr. Kozlowski are unsecured and bear interest at the Company's incremental short term borrowing rate. The loans are repayable upon the earliest to occur of (i) the expiration of ten years from the date of borrowing, (ii) the termination of Mr. Kozlowski's employment with the Company or (iii) the sale or other disposition (other than gifts to certain family members) of the shares with respect to which the loans were granted.

(11) Includes contributions to a Supplemental Executive Retirement Plan of $91,875, interest credited on deferred compensation in excess of 120% of the applicable federal long-term rate of $13,025, and director's fees of $16,250.

(12) Included in the Salary, Bonus and Long-Term Incentive Plan Payouts for Mr. Swartz is $3,466,505 of compensation that has been deferred under the Tyco International Ltd. Deferred Compensation Plan.

(13) Includes contributions to a Supplemental Executive Retirement Plan of $31,994, and interest credited on deferred compensation in excess of 120% of the applicable federal long-term rate of $8,747.

  Option Grants

     The following table shows all grants of stock options to the Named Officers during Fiscal 1997. All options expire ten years after the date of grant. The grant date present values were determined using the Black-Scholes option pricing model applied as of the grant date using the following assumptions: an interest rate of 6.07 percent that represents the interest rate on a long-term U.S. Treasury security; an assumed annual volatility of underlying stock of 22.0 percent; quarterly dividend payments of $.025 per share; and the vesting of all options.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                          INDIVIDUAL GRANTS
                            -----------------------------------------------------------------------------
                              NUMBER         % OF TOTAL
                            OF SHARES         OPTIONS         EXERCISE
                            UNDERLYING       GRANTED TO        OR BASE                        GRANT DATE
                             OPTIONS         EMPLOYEES          PRICE         EXPIRATION        PRESENT
NAME                        GRANTED(1)     IN FISCAL YEAR     ($/SHARE)          DATE            VALUE
----                        ----------     --------------     ---------     -------------     -----------
L. Dennis Kozlowski.......   3,000,000           35.2%        $38.31250     July 17, 2007     $69,783.845
L. Dennis Kozlowski.......     300,000            3.5          40.96875     July 23, 2007       6,653,793
Mark H. Swartz............   1,000,000           11.7          38.31250     July 17, 2007      23,261,281
Mark H. Swartz............     100,000            1.2          40.96875     July 23, 2007       2,217,931

---------------
(1) The 3,000,000 and 1,000,0000 options granted to Mr. Kozlowski and Mr. Swartz, respectively, become exercisable in three equal annual installments beginning in July 1998. The 300,000 and 100,000 options granted to Mr. Kozlowski and Mr. Swartz, respectively, become exercisable on January 23, 1998, six months from date of grant. These latter options were granted under a re-load feature of the Tyco International Ltd. Long Term Incentive Plan that provides for issuance of stock options to replace shares returned to the Company to satisfy income tax obligations on stock vestings.

  Option Exercises and Year-End Values

     Shown below is information with respect to aggregate option exercises by the Named Officers in the fiscal year ended September 30, 1997 and with respect to unexercised stock options held by them at September 30, 1997.

               AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                         NUMBER OF SECURITIES
                                                        UNDERLYING UNEXERCISED             VALUE OF UNEXERCISED
                            SHARES                            OPTIONS AT                   IN-THE-MONEY OPTIONS
                           ACQUIRED                         FISCAL YEAR END              AT FISCAL YEAR END(1)(2)
                              ON          VALUE       ---------------------------     ------------------------------
NAME                       EXERCISE     REALIZED      EXERCISABLE   UNEXERCISABLE     EXERCISABLE      UNEXERCISABLE
----                       --------    ----------     -----------   -------------     ------------     -------------
Michael A. Ashcroft(3)...        0     $        0      10,829,906             0       $290,450,144      $         0
Raymond A. Gross(4)......        0              0               0        96,266                  0        2,299,914
Michael J. Richardson....        0              0         303,232        86,638          9,357,488        2,313,615
Stephen J. Ruzika(5).....  160,442      5,131,240       1,371,722        64,176         39,650,744        1,795,602
L. Dennis Kozlowski......        0              0               0     3,300,000                  0        8,175,000
Mark H. Swartz...........        0              0               0     1,100,000                  0        2,725,000

---------------
(1) Based on the closing price of $41.03125 on September 30, 1997 (after giving effect to a two-for-one stock split effective on October 22, 1997).

(2) Messrs. Ashcroft, Richardson and Ruzika were granted certain options for which they paid a subscription price of $2.50 per option, which has been taken into account for the purpose of valuing these options.

(3) On November 10, 1997, Mr. Ashcroft exercised 7,701,280 options with a value of $210,475,982 based on a Black-Scholes valuation. In connection with this exercise, a subsidiary of the Company provided a guarantee through December 3, 1997 of Mr. Ashcroft's short-term margin loan of approximately $120 million to an investment broker in return for managing an orderly disposition of the shares on behalf of Mr. Ashcroft.

(4) Upon Mr. Gross' resignation as Senior Vice President of ADT Security Services, Inc. subsequent to year end, his unexercisable options became vested. On October 2, 1997, Mr. Gross exercised all his remaining options (96,266) for a value of $2,320,973.

(5) Upon Mr. Ruzika's resignation as President of ADT Security Services, Inc. subsequent to year end, his unexercisable options became vested. On October 22, 1997, Mr. Ruzika exercised all his remaining options (1,435,898) for a value of $41,969,748.

  Certain Defined Benefit Plans

     Except for Mr. Richardson, the Company and its subsidiaries do not maintain any defined benefit or actuarial retirement plans ("pension plans") in which the Named Officers participate. Mr. Richardson participates in a pension plan maintained by ADT Group PLC (the "ADT Group Plan"). Mr. Richardson is the only Named Officer who participates in the ADT Group Plan. The ADT Group Plan provides Mr. Richardson an annual benefit payable for life beginning at age 60. The annual benefit is equal to 66.7 percent of base salary for the three years of the most recent ten years prior to retirement that produce the highest average. Mr. Richardson's annual benefit payable at age 60 for life is L146,095. Since Mr. Richardson has already attained age 60, the benefit payable to him upon his actual retirement will be adjusted based upon his actual retirement date. Benefits payable under the ADT Group Plan are not offset by United States social security benefits.

  Employment Contracts and Termination of Employment Arrangements

     Mr. Richardson entered into an employment agreement with ADT Automotive Holdings, the corporate parent of ADT Automotive, as of November 30, 1993. The agreement provided for Mr. Richardson's services as Chief Executive Officer of ADT Automotive Holdings and its subsidiaries from December 1, 1993 until July 31, 1996, subject to renewal for additional one-year terms thereafter. The agreement was renewed on a year-to-year basis through July 31, 1998.

     Mr. Richardson's initial annual base salary was $300,000 and is subject to annual review for possible increases. Mr. Richardson is also eligible for annual bonus payments at the discretion of the Company. The termination provisions of this agreement include a term to the effect that, in the event that the agreement is terminated by ADT Automotive Holdings without cause or by Mr. Richardson with cause, Mr. Richardson will be entitled to receive his base salary and certain fringe benefits for two years or the remaining term of the agreement, whichever is longer.

  Board Compensation Committee Report on Executive Compensation

     The Compensation Committee of the Board of Directors of the Company sets the level of compensation and benefits for the Company's executive officers and key managers and oversees the administration of executive compensation programs. The Compensation Committee is composed solely of independent directors, none of whom has any interlocking relationships with the Company that are subject to disclosure under rules of the United States Securities and Exchange Commission (the "SEC") relating to proxy statements.

     During Fiscal 1997, compensation was earned by the Named Officers based on arrangements approved at the beginning of the year by the Remuneration Committee of ADT and/or by the Compensation Committee of Former Tyco. Consistent with the Former Tyco philosophy, going forward, the Compensation Committee's executive compensation policies are designed to:

     - attract and retain senior executives who will contribute to the long term success and growth of the Company;

     - reward executives for increased profitability and resulting increased shareholder value by closely aligning the financial interest of senior executives with those of shareholders;

     - provide equitable compensation within a competitive framework of comparable industrial companies; and

     - emphasize the importance of shareholder interest through heavily weighing the top executives' compensation with grants of restricted stock and options.

     The Compensation Committee seeks to achieve these goals through a compensation program applicable to all corporate officers and to the operating unit officers reporting directly to the Chief Executive Officer. The program consists primarily of the following:

     - Base Pay: Based upon levels that reflect the degree of responsibility associated with the executive's position and the executive's past achievements;

     - Annual Incentive Bonuses: Paid in cash based upon achievement of annual earnings and working capital targets established for the relevant business unit and/or the overall performance of the Company; and

     - Long-term, Equity-based Incentive Compensation: Tied to shareholder return in that the value of the executive's shareholding fluctuates with the movement in the share price. The restricted stock program consists of grants in which the lapse of restrictions generally occurs as a result of obtaining certain performance based criteria. The stock option program consists of grants which vest pro rata over three years and are exercisable for periods of up to ten years from the date of grant. The number of shares and options awarded is based upon certain financial and management performance targets as well as the individual's potential for future contribution to the Company. The principal purpose of the equity program is to encourage executives to enhance the value of the Company and therefore, the price of the Company's shares and the return to shareholders. Additionally, this component of the compensation program creates an incentive for the individual to remain with the Company until restrictions on all shares or option exercise periods have lapsed.

     Any person who is a named executive officer for proxy reporting purposes will be a participant in the Tyco Incentive Compensation Plan (the "Incentive Plan"). Through the Incentive Plan, the named executives can each earn a cash bonus, vest in shares subject to restricted stock grants, and earn stock option grants based on the attainment of certain performance goals.

     These performance goals are based on three business criteria for the Chief Executive Officer and named executive officers: (i) the Company's growth in earnings per share; (ii) increases in earnings before tax; and (iii) improvement in operating cash flow, each as defined. For those named executives who have divisional operating responsibilities, the performance targets are measured through improvement in divisional earnings before interest and tax, as defined, as well as achieving certain working capital goals. Specific annual targets for the performance measures under the Incentive Plan are established in writing by the Compensation Committee within 90 days of the beginning of the fiscal year to which the performance goals relate.

     The Compensation Committee believes that the overall performance of its most senior executives cannot in all cases be reduced to a fixed formula and that the prudent use of discretion in determining pay levels is in the best interests of the Company and its shareholders. While achieving certain predetermined goals is fundamental to earning incentive payments, neither the Compensation Committee nor management can anticipate unusual events entirely beyond the control of management which may have a material effect on the ability to achieve desired results. Under certain circumstances, the Compensation Committee's use of discretion in determining amounts of compensation may be appropriate.

     Annually, the Compensation Committee reviews with the Chief Executive Officer the individual performance of each of the other executive officers and receives his recommendations with regard to the appropriate compensation awards. The Compensation Committee also reviews with the Chief Executive Officer the financial and other objectives for each of the executive officers for the following year.

     The Compensation Committee meets shortly after the end of each fiscal year to consider and make its determination regarding the total compensation of the Chief Executive Officer for the ensuing year. The Compensation Committee determines such compensation based on its assessment of the individual perform-ance of the Chief Executive Officer, a review of the Company's operating performance (including such factors as revenues, operating income, earnings per share and cash flow generation), an analysis of total returns to shareholders relative to total returns generated by comparable quoted companies and a review of compensation of the chief executive officers of companies with similar businesses of comparable size.

Submitted by the Compensation Committee,

Stephen W. Foss
Philip M. Hampton
W. Peter Slusser
Frank E. Walsh, Jr.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a graph comparing the cumulative total shareholder return on the Company's common shares against the cumulative total return of the S&P Services (Commercial and Consumer) Index, the Dow Jones Industrial-Diversified Index and the S&P 500 Index. In September 1997, the Company changed its fiscal year end from December 31 to September 30. Therefore, the graph below sets forth the cumulative total return for each of the four years in the period ended December 31, 1996 and for the nine-month transition period ended September 30, 1997. Also shown is the cumulative total return as of July 2, 1997, the consummation date of the merger between ADT and Former Tyco.

                                    [GRAPH]

                                                                      CUMULATIVE TOTAL RETURN
                                                   -------------------------------------------------------------
                                                    12/92    12/93    12/94    12/95    12/96   7/2/97    9/97
                                                   -------  -------  -------  -------  -------  -------  -------
Tyco International Ltd. (formerly ADT
  Limited) (1).......................... ADT, TYC   100.00   114.52   138.71   193.55   295.16   467.74   529.76
S&P Services (Commercial & Consumer)....   ISSV     100.00    96.90    88.71   119.82   123.74   134.13   154.28
Dow Jones Industrial-Diversified........   IIDD     100.00   122.19   112.07   146.76   190.60   238.00   247.97
S&P 500.................................   I500     100.00   110.08   111.53   153.45   188.68   227.57   244.61

---------------
(1) On July 2, 1997, a wholly-owned subsidiary of ADT merged with Former Tyco. Upon consummation of the merger, ADT (the continuing public company) changed its name to Tyco International Ltd. Former Tyco became a wholly-owned subsidiary of the Company and changed its name to Tyco International (US) Inc. This performance presentation shows the cumulative total return for ADT from December 31, 1992 through July 2, 1997 and for the Company for the period thereafter.

           PROPOSAL NUMBER TWO -- APPOINTMENT OF INDEPENDENT AUDITORS

     In accordance with Section 89 of the Companies Act, 1981 of Bermuda, the Company's shareholders have the authority to appoint the independent auditors of the Company and to authorize the Board of Directors to fix the auditors' remuneration. Shareholders will be asked to make a re-appointment at the Meeting of Coopers & Lybrand, who have been approved by the Board to be the independent auditors of the Company for the fiscal year ending September 30, 1998. A predecessor of Coopers & Lybrand was first appointed to be the independent auditors of the Company in 1984. Audit services performed by Coopers & Lybrand for the Company in Fiscal 1997 included the examination of the consolidated financial statements of the Company and its subsidiaries. Appointment of the independent auditors requires the affirmative vote of a majority of the votes cast by the holders of outstanding common shares represented at the Meeting in person or by proxy. If shareholders do not approve such appointment, it will be reconsidered by the Board.

     Representatives of Coopers & Lybrand do not expect to be present at the Meeting, but any shareholder who wishes to communicate with representatives of Coopers & Lybrand should communicate directly with the Engagement Partner at Dorchester House, 7 Church Street West, Hamilton, HM 11, Bermuda.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RE-APPOINTMENT OF COOPERS & LYBRAND AS THE COMPANY'S INDEPENDENT AUDITORS AND TO AUTHORIZE THE BOARD OF DIRECTORS TO FIX THE AUDITORS' REMUNERATION.

         PROPOSAL NUMBER THREE -- INCREASE IN AUTHORIZED COMMON SHARES
                      AND CONVERSION OF PREFERENCE SHARES

     A resolution will be proposed at the Meeting to increase the Company's authorized share capital by the creation of an additional 750,000,000 common shares; to simplify the Company's authorized share capital through the conversion of certain authorized preference shares into common shares; and to approve certain consequential changes to the Bye-Laws of the Company (the "Share Capital Proposal").

  Increase in Authorized Common Share Capital

     The Company's authorized share capital is currently US$275,750,000, divided into certain preference shares, as described below (none of which is in issue), and 750,000,000 common shares of US$0.20 each. As of January 16, 1998, there were 550,182,802 common shares in issue and approximately 55,000,000 common shares were reserved for issue under stock options, warrants and other existing entitlements. The number of common shares in issue was significantly increased by a two-for-one stock split effected as a stock dividend in October 1997.

     The Board believes that it is desirable to have available additional authorized common shares for future stock splits and dividends, employee benefit plans, financings, acquisitions and other corporate purposes. The passing of the resolution to approve the Share Capital Proposal would confer on the Board of Directors the power to issue these additional shares in its discretion without further approval by shareholders, except as may be required by any applicable stock exchange rules.

     The Company has filed a registration statement with the SEC pursuant to which it may publicly offer common shares and other securities of the Company from time to time. The Company presently has available a sufficient number of authorized but unissued common shares to offer and sell common shares under the registration statement whether or not the Share Capital Proposal is approved. The Company contemplates offering and selling common shares in one or more underwritten public offerings, which may take place prior or subsequent to the Meeting. However, the timing, number of common shares to be offered and offering price of any such public offering of shares has not yet been determined. Other than as the aforesaid, the Company has no present plans to issue the new common shares to be authorized pursuant to the Share Capital Proposal.

  Conversion of Preference Shares into Common Shares

     Although the Company's issued and outstanding share capital consists of a single class of common shares, the authorized share capital of the Company also includes four classes of preference shares, representing various capital issues previously made by the Company and now redeemed in full. One of these classes consists of 125 million convertible cumulative redeemable preference shares ("First Preference Shares") which, subject to certain limitations, the Board is empowered to issue in one or more series. The Board is also empowered to determine the designation of, and the number of shares constituting each series and the rights and restrictions attaching to each series, including the dividend rate, the terms and conditions of any voting and conversion rights, the amounts payable on redemption or return of capital, and the preference and relative rights among each series of First Preference Shares. At present, none of these shares is in issue, but 7,500,000 First Preference Shares have been designated as Series A First Preference Shares and are reserved for issue upon exercise of rights under the Company's Shareholder Rights Plan.

     It is proposed to retain the First Preference Shares but to convert and sub-divide all the other authorized preference shares into common shares. This will result in the creation of an additional 3,750,000 common shares, so that the share capital will be comprised of the common shares and a single class of preference shares (being the First Preference Shares, which will then simply be designated as "Preference Shares"). The passing of the resolution to approve the Share Capital Proposal would also authorize the Board of Directors to issue these additional common shares in its discretion, in the same way as the shares to be created by the increase in authorized share capital described above.

  Consequential Bye-Law Amendment

     The Schedule to the Company's Bye-Laws currently sets forth particulars of the Company's authorized share capital and of the rights attaching to each class of preference shares. As part of the Share Capital Proposal the Schedule will be revised to reflect the increase in common shares and the conversion of preference shares, as set forth above. The adoption of the revised Schedule will not alter the Board's powers to issue the remaining preference shares in one or more series and to determine the designation of, and the rights and restrictions attaching to, those shares or any series of them.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE SHARE CAPITAL PROPOSAL.

           SHAREHOLDER PROPOSAL -- COMPOSITION OF BOARD OF DIRECTORS

     The International Brotherhood of Electrical Workers' Pension Benefit Fund, 1125 Fifteenth Street, N.W., Washington, D.C. 20005, which, as of January 8, 1998, owned 39,200 common shares, has given notice that it intends to present the following resolution at the Meeting for the reasons stated.

     "BE IT RESOLVED: That the shareholders of Tyco International ("Company") hereby request that the Company's Board of Directors take the steps necessary to amend the Company's bylaws, effective after the 1998 Annual Meeting, to provide that the Board of Directors shall consist of a Majority of Independent Directors. For these purposes, the definition of independent director shall mean a director who:

        - has not been employed by the Company or an affiliate in an executive capacity within the last five years;

        - was not, and is not a member of a corporation or firm that is one of the Company's paid advisers or consultants;

        - is not employed by a significant customer, supplier or provider of professional services;

        - has no personal services contract with the Company;

        - is not employed by a foundation or university that receives significant grants or endowments from the Company;

        - is not a relative of the management of the Company;

        - is not a shareholder who has signed shareholder agreements legally binding him to vote with management; and

        - is not the chairman of a company on which Tyco International's Chairman or Chief Executive Officer is also a board member.

                              SUPPORTING STATEMENT

          The purpose of this proposal is to incorporate within the Board of Directors a basic standard of independence that we believe will permit clear and objective decision-making in the best long-term interests of shareholders. A Board of Directors must formulate corporate policies and monitor the activities of management in implementing those policies. Given those functions, we believe that it is in the best interest of all stockholders if at least a majority of our representatives be independent.

          The benefits of such independence, we think, are well accepted. The New York Stock Exchange for instance, requires each of its listed companies to have at least two members of the Board of Directors and all members of the audit committee who meet New York Stock Exchange standards of independence. We also note studies, which reflect that a majority of directors of publicly held companies are not employees of the companies on whose boards they serve. This trend is supported by the Business Roundtable in its publication Corporate Governance and American Competitiveness prepared by a committee of the Roundtable, which states, in part, that:

           Board of Directors of large publicly held public corporations should be composed predominately of independent directors who do not hold management responsibilities within the corporation. In order to underscore their independence, non-management directors should not be dependent financially on the companies on whose boards they serve.

        WE URGE YOU TO VOTE FOR THIS PROPOSAL."

                RECOMMENDATION OF THE BOARD OF DIRECTORS AGAINST
                              SHAREHOLDER PROPOSAL

     The Board of Directors believes that the shareholder proposal is not in the best interests of the Company and its shareholders and therefore unanimously recommends a vote "AGAINST" the proposal.

     The Board agrees with the principle underlying the shareholder proposal and recognizes the benefits of having independent, non-management individuals on the Board of Directors. The Company has implemented the practice of maintaining a board of directors that is comprised of a majority of independent directors, as the concept of independence is commonly understood. In fact, a majority of the Company's directors for the last five years, including the Company's current directors, have been independent even under the standards of the shareholder proposal. A majority of the nominees for election to the Board of Directors at the Meeting are also independent by the same standards. For these reasons, the Board believes that its long-standing corporate governance practices and policies with respect to director independence already achieve the important objectives of the shareholder proposal.

     The Board of Directors is of the view, however, that the shareholder proposal is unreasonably restrictive and, as such, may impair the ability of the Company to retain the most qualified and experienced individuals to serve on the Board of Directors. The Company operates in multiple product and service segments, in numerous countries around the world. With this diversity of operations, the Board believes it is critical to retain the flexibility to recruit those directors who it believes will provide the judgment, guidance and expertise necessary to foster the Company's future growth and success. The shareholder proposal, with its restricted definition of independence, would impair this flexibility. For example, under the shareholder proposal an individual who has been employed by the Company or an affiliate in an executive capacity within the last five years is not independent. The current Board includes three directors who are former executives of the Company or its subsidiaries. In certain cases, it was a condition of a major acquisition by the Company that a former executive of an acquired public company be elected to the Company's Board following consummation of the acquisition. In such cases, the former executives have been highly qualified directors, with independent and objective viewpoints and with large equity stakes in the Company, who have made valuable contributions to the governance of the Company. The prior experience of these individuals with the Company's operations has only enhanced their effectiveness and perspective as directors. Under the shareholder proposal, however, these directors would unjustifiably be deemed to be non-independent.

     Adopting a policy that precludes otherwise qualified individuals from serving on the Board of Directors because they do not meet selection criteria that are not relevant in the circumstances could handicap shareholders' ability to elect individuals whom the Board believes are best suited to be directors of the Company. Accordingly, the Board believes that the shareholder proposal is not in the best interests of the Company and its shareholders and recommends that shareholders vote against the proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THE SHAREHOLDER PROPOSAL.

                        RECEIPT OF FINANCIAL STATEMENTS

     In accordance with Section 84 of the Companies Act, 1981 of Bermuda, the audited financial statements of the Company for the year ended December 31, 1996 and for the nine month period ended September 30, 1997 will be presented at the Meeting. These statements have been approved by the directors of the Company. There is no requirement under Bermudian law that such statements be approved by shareholders, and no such approval will be sought at the Meeting.

           SHAREHOLDER PROPOSALS FOR THE 1999 ANNUAL GENERAL MEETING

     In accordance with the rules established by the SEC, any shareholder proposal intended for inclusion in the proxy statement for next year's annual general meeting of shareholders must be received by the Company no later than October 23, 1998. Such proposal should be sent to the Secretary of the Company at The Gibbons Building, 10 Queen Street, Suite 301, Hamilton, HM 11, Bermuda. To be included in the proxy statement, the proposal must comply with the requirements as to form and substance established by the SEC and must be a proper subject for shareholder action under the Company's Bye-Laws and Bermudian law.

     Under the Companies Act, 1981 of Bermuda, any shareholders who represent not less than 5 per cent of the total voting rights of shareholders having the right to vote at the meeting, or who are 100 or more in number, may requisition any resolution which may properly be moved at an annual general meeting. A shareholder wishing to move a resolution at an annual general meeting is generally required to give notice to the Company of the resolution at the aforementioned address at least six weeks before the meeting.

                REPORT TO THE SECURITIES AND EXCHANGE COMMISSION

     Copies of the Company's Transition Report on Form 10-K for Fiscal 1997, as filed with the SEC (without exhibits), are available to shareholders free of charge by writing to Investor Relations: Tyco International Ltd., The Gibbons Building, 10 Queen Street, Suite 301, Hamilton, HM 11, Bermuda.

                                    GENERAL

     The enclosed proxy is solicited on behalf of the Company's Board of Directors. Unless otherwise directed, proxies held by the chairman will be voted to elect the directors named therein and approve their remuneration, FOR the other resolutions proposed by the Board of Directors and AGAINST the shareholder proposal. If any matter other than those described herein properly comes before the Meeting, the chairman will vote the shares represented by such proxies in accordance with his best judgment.

PROXY

                             TYCO INTERNATIONAL LTD.

         A PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


       Form of Proxy for use at the adjourned 1997 Annual General Meeting of Tyco International Ltd., a company organized under the laws of Bermuda (the "Company"), to be held on March 27, 1998 at 9:00 a.m. at A.S.&K. Services Ltd., Cedar House, 41 Cedar Avenue, Hamilton HM 12, Bermuda and at the 1998 Annual General Meeting of the Company to be held immediately afterwards at the same place (together the "Meetings").

       The undersigned, being a holder of Common Shares of the Company, hereby appoints as his/her proxy at the Meetings (and at any adjournment thereof) the Chairman of the relevant Meeting and directs such proxy to vote (or abstain from voting) at the Meetings as indicated on the reverse of this card or, to the extent that no such indication is given, as set forth herein.

       Please indicate on the reverse of this card how your shares are to be voted. If this card is returned duly signed but without any indication as to how your shares are to be voted in respect of any of the resolutions described on the reverse, you will be deemed to have directed the proxy to vote FOR Resolutions 1 through 3 and AGAINST Resolution 4.

       In order to be effective, completed proxy cards should be received at one of the addresses and by the time specified below:

         In Bermuda: A.S.&K. Services Ltd., Cedar House, 41 Cedar Avenue, PO Box HM 1179, Hamilton HM 12, Bermuda, by 8:30 a.m. (Bermuda Time) on March 27, 1998;

         In the United Kingdom: Tyco International Ltd., Airsystems Couriers Ltd., Unit 5A, Ascot Road, Bedfont Feltham, Middlesex TW14 8Q11, United Kingdom, by 5:00 p.m. (Greenwich Mean Time) on March 26, 1998;

         In Australia: Tyco International Ltd., P.O. Box 5608, Chatswood NSW 2057, Australia, by 5:00 p.m. (local time) on March 26, 1998;

         In the United States: Tyco International Ltd., Midtown Station, P.O. Box 946, New York, NY 10138-0746, by 5:00 p.m. (Eastern Daylight Time) on March 26, 1998.


                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                  Please mark your votes
                                                  as indicated in this
                                                  example.                /x/

Please indicate with an "X" in the appropriate space how you wish your votes to be cast. If no indication is given, proxies held by the Chairman of the relevant Meeting will be voted in favour of resolutions 1 through 3 and against resolution 4.

FOR BOTH THE ADJOURNED 1997 ANNUAL GENERAL MEETING AND THE 1998 ANNUAL GENERAL MEETING

1. To re-elect the 11 nominees listed at the right to the Board of Directors and approve their remuneration

    L. Dennis Kozlowski                 Richard A. Gilleland
    Michael A. Ashcroft                 Philip M. Hampton
    Joshua M. Berman                    James S. Pasman, Jr.
    Richard S. Bodman                   W. Peter Slusser
    John F. Fort, III                   Frank E. Walsh, Jr.
    Stephen W. Foss

    FOR / /      AGAINST / /      ABSTAIN / /

To vote against or abstain from voting with respect to any nominee(s) at either or both of the Meetings, indicate below the names of such nominee(s), whether direction is given to vote against or abstain from voting with respect to such nominee(s) and the Meeting(s) for which such direction is being made.

2. To re-appoint Coopers & Lybrand as the independent auditors of the Company and to authorize the Board of Directors to fix the auditors' remuneration

    FOR / /    AGAINST / /    ABSTAIN / /

To vote against or abstain from voting with respect to Resolution 2 at one but not both of the Meetings, indicate below whether direction is given to vote against or abstain from voting on the Resolution and the Meeting for which such direction is being made.

FOR THE 1998 ANNUAL GENERAL MEETING ONLY

3. To approve the conversion of the Third, Fourth and Fifth Preference Shares into Common Shares; to approve the increase in the authorized Common Share Capital of the Company; and to approve consequential changes to the Company's Bye-Laws

     FOR / /    AGAINST / /    ABSTAIN / /

4. To request that the Board of Directors take steps to amend the bye-laws, effective after the 1998 Meeting, to provide that the Board of Directors shall consist of a majority of independent directors.

     FOR / /    AGAINST / /    ABSTAIN / /


Signature(s)__________________________________  Date___________________________

NOTE: Please sign as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian please give full title as such.


-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

Notes:

1. In the case of a corporation, this proxy must be under its Common Seal or signed by a duly authorized officer or director whose designation must be stated.

2. In the case of joint holders, any may sign but the vote of the senior who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority will be determined by the order in which the names stand in the Register of the Shareholders.